EX‑35.17

(logo) Situs	Situs Holdings, LLC 2 Embarcadero Center, Suite 1300 San Francisco, CA 94111 Phone: 415.374.2820 Fax: 415.374.2704

Form of Annual Compliance Statement

CERTIFICATION

JPMBB Commercial Mortgage Securities Trust 2013-C17,

Commercial Mortgage Pass-Through Certificates

Series 2013-C17 (the “Trust”)

I, Linda Sanchez, Managing Director on behalf of Situs Holdings, LLC, as Special Servicer (the “Certifying Servicer”), certify to J.P. Morgan Chase Commercial Mortgage Securities Corp. and its officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification, that:

(1)     I (or Servicing Officers under my supervision) have reviewed the Certifying Servicer’s activities during the 2014 calendar year (the “Reporting Period”) and the Certifying Servicer’s performance under the Pooling and Servicing Agreement; and

(2)     To the best of my knowledge, based on such review, the Certifying Servicer has fulfilled all of its obligations under the Pooling and Servicing Agreement in all material respects throughout the Reporting Period.

                Situs Holdings, LLC

By:          /s/ Linda Sanchez                                    Date:         3-18-15

Linda Sanchez

Managing Director